Exhibit 5.1(a)
                                                                  --------------

                               [BROWN & WOOD LLP]


                                                                 August 13, 1998


IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, CA  91101

                       Re:   IndyMac ABS, Inc.
                             Registration Statement on Form S-3
                             File No. 333-51609
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Ladies and Gentlemen:


         We have acted as counsel for IndyMac ABS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the issuance from time to time of up to $2,000,000,000 aggregate principal amount of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, collectively with the Certificates, "Securities"), issuable in series (each, a "Series"). The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Securities.


         We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 10.1 to the Registration Statement, and the forms of Securities included in any Agreement so filed in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (i) When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.


         (ii) When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and countersigned by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         (iii) When a Series of Notes has been duly authorized by all necessary action on the part of the issuer thereof (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related indenture and issued and delivered against payment therefor as described in the Registration Statement, such Series of Notes will constitute legal, valid and binding obligations of the issuer thereof, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles, and such Series of Notes will be entitled to the benefits and security provided by the related indenture.

         (iv) The information set forth in each Prospectus under the caption "Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. The opinions set forth in each Prospectus under the heading "Federal Income Tax Consequences" are hereby confirmed and adopted.


         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each prospectus supplement and prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,


                                               Brown & Wood LLP